                                                                      EXHIBIT 11
                                                                          PAGE 1

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)


                                                                          INCOME FROM             LOSS ON
                                                                          CONTINUING              DISCONTINUED         NET
                                                    SHARES                OPERATIONS              OPERATIONS         INCOME
                                                    -------               -----------             -------------     ----------
FOR THE TWELVE MONTHS ENDED
  DECEMBER 31, 1996

Income                                                                    $19,004,000             $          -      $19,004,000

Weighted average of outstanding shares of
  common stock                                     9,014,000                        -                        -                -
                                                 ------------             -----------             ------------      -----------
                                                   9,014,000              $19,004,000             $          -      $19,004,000
                                                 ------------             -----------             ------------      -----------
                                                 ------------             -----------             ------------      -----------
Earnings per common share                                                 $      2.11             $          -      $      2.11
                                                                          -----------             ------------      -----------
                                                                          -----------             ------------      -----------
FOR THE TWELVE MONTHS ENDED
  DECEMBER 31, 1995

Income                                                                    $33,989,000             $          -      $33,989,000

Dividend requirements on Series B preferred
  stock                                                                      (268,000)                       -         (268,000)

Dividend requirements on Series C preferred
  stock                                                                      (932,000)                       -         (932,000)

Weighted average of outstanding shares of
  common stock                                     9,126,000                        -                        -                -

Effect of assumed exercise of outstanding
  stock options                                      288,000                        -                        -                -
                                                 ------------             -----------             ------------      -----------

                                                   9,414,000              $32,789,000             $          -      $32,789,000
                                                 ------------             -----------             ------------      -----------
                                                 ------------             -----------             ------------      -----------

Earnings per common share                                                       $3.48             $          -      $      3.48
                                                                          -----------             ------------      -----------
                                                                          -----------             ------------      -----------

                                                                      EXHIBIT 11
                                                                          PAGE 2

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)

                                                                          INCOME FROM             LOSS ON
                                                                          CONTINUING              DISCONTINUED         NET
                                                    SHARES                OPERATIONS              OPERATIONS         INCOME
                                                    -------               -----------             -------------     ----------

FOR THE TWELVE MONTHS
 ENDED  DECEMBER 31, 1994

Income (loss)                                                             $19,687,000              $(5,354,000)     $14,333,000

Dividend requirements on Series B
 preferred  stock                                                            (574,000)                       -         (574,000)

Dividend requirements on Series C
 preferred stock                                                           (1,319,000)                       -       (1,319,000)

Weighted average of outstanding
 shares of common stock                           9,102,000                         -                        -                -
                                                 ----------               -----------             ------------      -----------
                                                  9,102,000               $17,794,000             $ (5,354,000)     $12,440,000
                                                 ----------               -----------             ------------      -----------
                                                 ----------               -----------             ------------      -----------
Earnings (loss) per common share                                          $      1.96             $       (.59)     $      1.37
                                                                          -----------             ------------      -----------
                                                                          -----------             ------------      -----------

                                                                      EXHIBIT 11
                                                                          PAGE 3

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)



                                                                          INCOME FROM             LOSS ON
                                                                          CONTINUING              DISCONTINUED         NET
                                                    SHARES                OPERATIONS              OPERATIONS         INCOME
                                                    -------               -----------             -------------     ----------
FOR THE TWELVE MONTHS ENDED
   DECEMBER 31, 1996

Income                                                                   $ 19,004,000             $          -     $ 19,004,000

Weighted average of outstanding shares of
   common stock                                   9,014,000                         -                        -                -
                                                -----------              ------------             ------------     ------------
                                                  9,014,000              $ 19,004,000             $          -     $ 19,004,000
                                                -----------              ------------             ------------     ------------
                                                -----------              ------------             ------------     ------------
Earnings per common share                                                $       2.11             $          -     $       2.11
                                                                         ------------             ------------     ------------
                                                                         ------------             ------------     ------------
FOR THE TWELVE MONTHS ENDED
   DECEMBER 31, 1995

Income                                                                   $ 33,989,000             $          -      $33,989,000

Dividend requirements on Series B preferred
   stock                                                                     (268,000)                       -         (268,000)

Dividend requirements on Series C preferred
   stock                                                                     (932,000)                       -         (932,000)

Weighted average of outstanding shares of
   common stock                                   9,126,000                         -                        -                -

Effect of assumed exercise of outstanding
   stock options                                    368,000                         -                        -                -
                                                -----------              ------------             ------------     ------------
                                                  9,494,000              $ 32,789,000             $          -     $ 32,789,000
                                                -----------              ------------             ------------     ------------
                                                -----------              ------------             ------------     ------------
Earnings per common share                                                $       3.45              $         -     $       3.45
                                                                         ------------             ------------     ------------
                                                                         ------------             ------------     ------------

                                                                      EXHIBIT 11

                                                                          PAGE 4



            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)


                                                                          INCOME FROM             LOSS ON
                                                                          CONTINUING              DISCONTINUED         NET
                                                    SHARES                OPERATIONS              OPERATIONS        INCOME
                                                    -------               -----------             -------------     ----------
FOR THE TWELVE MONTHS
   ENDED  DECEMBER 31, 1994

 Income (loss)                                                            $19,687,000             $ (5,354,000)     $14,333,000

 Dividend requirements on Series B
   preferred  stock                                                          (574,000)                       -         (574,000)

 Dividend requirements on Series C
   preferred stock                                                         (1,319,000)                       -       (1,319,000)

 Weighted average of outstanding
   shares of common stock                         9,102,000                         -                        -                -
                                                 ----------               -----------             ------------      -----------
                                                  9,102,000               $17,794,000             $ (5,354,000)     $12,440,000
                                                 ----------               -----------             ------------      -----------
                                                 ----------               -----------             ------------      -----------

Earnings (loss) per common share                                          $      1.96             $       (.59)     $      1.37
                                                                          -----------             ------------      -----------
                                                                          -----------             ------------      -----------